UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE 14A

(Rule 14a-101) SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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International Rectifier Corporation
(Name of Registrant as Specified in its Charter)
Vishay Intertechnology, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a press release issued by Vishay Intertechnology, Inc. on October 2, 2008.

VISHAY MAILS LETTER TO INTERNATIONAL RECTIFIER STOCKHOLDERS

Urges International Rectifier Stockholders to Vote the BLUE Proxy Card Today
FOR Vishay’s Independent Director Nominees and Bylaw Amendment Proposals

Malvern, PA – October 2, 2008 – Vishay Intertechnology, Inc. (NYSE: VSH) today mailed the following letter to the stockholders of International Rectifier (NYSE: IRF):

October 2, 2008

Dear International Rectifier Stockholder,

The 2007 Annual Meeting of International Rectifier Stockholders is just days away. We need your support to ELECT three highly qualified independent nominees committed to maximizing stockholder value and to approve Bylaw proposals that will guarantee your right to elect directors of your choice. We urge you to vote TODAY by Internet or telephone by following the simple instructions on the enclosed BLUE proxy card.

WHOSE INTERESTS IS THE INCUMBENT BOARD PROTECTING?

As you probably know, the meeting scheduled for October 10 will be the first time stockholders have had the chance to vote for directors of the company since November
2006. Since that time, International Rectifier’s Board of Directors has been in the process of spending over $125 million of your company’s money to investigate years of accounting and financial improprieties. That Board now consists of four directors who were in office while those improprieties occurred, while the other four are their hand-
picked appointees.

These Board members have consistently refused to meet with Vishay to discuss our premium all-cash offer. Instead of working to maximize stockholder value, they have been careful to protect their own interests, adopting unusual indemnification provisions to avoid accountability for their actions, and, most egregiously, accelerating the vesting of stock options that they have awarded to themselves to maximize their own benefits if they are voted out of office.

During the past fiscal year, the four directors who have remained in office since the last stockholder meeting paid themselves more than $1,000,000 in aggregate. One director alone, Jack O. Vance, who has been on the Board for twenty years, who is on the
Compensation Committee of the Board, and who is running yet again, was paid $418,587 in the past year. Is it any wonder that they are eager to keep their jobs?

YOU CAN MAKE THE DIFFERENCE: ELECT THREE HIGHLY-QUALIFIED,
INDEPENDENT DIRECTORS TO REPRESENT YOUR INTERESTS

Vishay has nominated three highly-qualified, independent director candidates to serve as
Class I directors on your Board:

Ronald M. Ruzic: Prior to retiring in 2003, Mr. Ruzic was Executive Vice
President of BorgWarner Inc. since 1992 and Group President of BorgWarner
Automotive Inc. since 1989. Since his retirement, Mr. Ruzic has served on the boards of Guilford Mills Inc., AG Kuhne Kopp & Kausch, Magneti Marelli
S.p.A. and Citation Corporation.

William T. Vinson: Mr. Vinson is currently a Director and the Chairman of
Siemens Government Services, Inc. and serves on the Government Security,
Audit and Compensation committee. Prior to his retirement in 1998, Mr. Vinson served as Vice President and Chief Counsel of Lockheed Martin Corporation.

Yoram (Jerry) Wind: Prof. Wind is the Lauder Professor, Professor of
Marketing and Director of SEI Center for Advanced Studies in Management at
The Wharton School, University of Pennsylvania. In addition, Prof. Wind founded Wind Associates, a consulting firm that advises on both overall global corporate and business strategy and transformations as well as marketing strategy and development of new businesses.

Each of these director nominees is committed to acting independently to maximize the value of International Rectifier’s shares and protecting the value of your investment.

THIS ELECTION IS ABOUT ALLOWING STOCKHOLDERS
TO CHOOSE FOR THEMSELVES

Vishay has offered to pay you $23.00 in cash for each share that you own. Vishay strongly believes that this offer represents full, fair and immediate value for your investment and that management’s newly-revamped projections for future growth are unrealistic and, frankly, not credible. To give but one example, ask yourself how it could be that a target of 15% longer-term operating margin, which International Rectifier set for itself during its August 4, 2008 conference call on its restatement results–before Vishay’s premium offer–has suddenly grown 33% to become a 20% target in its recent response to
Vishay’s offer! Leading industry analysts share our skepticism.

In part, this election is about Vishay’s premium offer, because without your support in electing three new directors who are open to considering Vishay’s proposal, we cannot proceed. But more important, this election is about whether you will have the opportunity to consider and choose to accept for yourself any transaction -- without interference from what we believe is an entrenched, unresponsive and self-serving Board of Directors. If Vishay’s independent director nominees are elected at the 2007 Annual
Meeting, they would constitute a minority of International Rectifier’s Board, representing only three of eight seats. Our nominees are not committed to Vishay’s offer; they are committed only to fair consideration of any and all proposals to maximize stockholder value.

Likewise, the proposed Bylaw amendments do not favor Vishay in any way, but ensure only that the too-long-delayed 2007 Annual Meeting is not further postponed, that the
2008 Annual Meeting takes place in 2008, and that directors whose terms expire this year are put up for re-election without further delay.

VOTE THE BLUE PROXY CARD TODAY

The upcoming 2007 Annual Meeting is an important opportunity for you–the owners of
International Rectifier– to send a strong message to your Board that you require directors who will fairly consider Vishay’s premium proposal and take the necessary steps to maximize stockholder value. Vote FOR the election of three independent nominees and the proposed Bylaw amendments listed on the BLUE proxy card TODAY. It’s your investment; it’s your company; it’s your right to decide its future.

Very truly yours,

International Rectifier stockholders are reminded that their vote is very important regardless of the number of shares of common stock they own. Whether or not stockholders are able to attend International Rectifier’s Annual Meeting in person, they should submit a BLUE proxy through the Internet or by telephone as described on the BLUE proxy card accompanying the definitive proxy statement or complete, sign and date the BLUE proxy card and return it in the prepaid and addressed envelope as soon as possible.

International Rectifier stockholders may obtain copies of the tender offer documents or proxy solicitation materials which have been filed with the SEC at www.sec.gov. Free copies of such documents can also be obtained by calling Innisfree M&A Incorporated, toll-free at (877) 456-3402.

Stockholders who have questions or need assistance in submitting their BLUE proxy or voting their shares should contact Innisfree M&A Incorporated, which is assisting Vishay, toll-free at (877) 456-3402. Banks and brokers may call collect at (212) 750-5833.

Banc of America Securities LLC and Morgan Stanley & Co. Incorporated are working with Vishay to provide financing on mutually acceptable terms and conditions in connection with its proposed acquisition of International Rectifier Corporation.

Wachtell, Lipton, Rosen & Katz is acting as legal counsel to Vishay, and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated are acting as financial advisors to Vishay. Innisfree M&A Incorporated has been retained by Vishay as Information Agent and proxy solicitor.

About Vishay Intertechnology, Inc.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Forward Looking Statements

Some statements set forth in this communication, including those regarding Vishay’s proposal to acquire International Rectifier and the expected impact of the acquisition on Vishay’s strategic and operational plans and financial results, contain forward-looking statements including statements which are, except in connection with Vishay’s proposed tender offer to acquire the outstanding shares of International Rectifier, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements including words such as “intend”, “believe”, “should”, “expect”, “are confident” or similar words as well as statements in the future tense are forward-looking statements. The safe harbors intended to be created by Sections 27A and 21E are not available to statements made in connection with a tender offer and Vishay is not aware of any judicial determination as to the applicability of such safe harbors to forward-looking statements made in solicitation materials when there is a simultaneous tender offer. Stockholders should be aware that these forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the possibility that Vishay’s offer to acquire International Rectifier will not be consummated for any number of reasons, including the failure of the stockholders of International Rectifier to support the proposed transaction, the failure of any conditions to Vishay’s tender offer to be satisfied, or the failure to obtain financing on terms acceptable to Vishay; the possibility that if approved, the closing of the acquisition may be delayed; the effect of the announcement of the offer on Vishay’s and International Rectifier’s strategic relationships, operating results and business generally, including the ability to retain key employees; fees and expenses incurred in connection with Vishay’s unsolicited acquisition proposal, director nominations and stockholder proposals; Vishay’s ability to successfully integrate International Rectifier’s operations and employees and achieve synergies; the risk that Vishay’s acquisition proposal will make it more difficult for Vishay to pursue other strategic opportunities; the risk that stockholder litigation in connection with Vishay’s unsolicited proposal, or otherwise, may result in significant costs of defense, indemnification and liability; general economic conditions; and other factors described in Vishay’s SEC filings (including Vishay’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008 and June 28, 2008). If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, Vishay’s and/or International Rectifier’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. All forward-looking statements in this news release are qualified by these cautionary statements and are made only as of the date of this news release. Vishay undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

Vishay has filed a definitive proxy statement dated September 26, 2008 with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with International Rectifier’s 2007 annual meeting. VISHAY STRONGLY ADVISES ALL STOCKHOLDERS OF INTERNATIONAL RECTIFIER TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BY VISHAY OF PROXIES FROM INTERNATIONAL RECTIFIER’S STOCKHOLDERS WHICH ARE OR MAY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SUCH DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENTS WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED, VISHAY’S INFORMATION AGENT.

The information in this news release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of International Rectifier. The description of the tender offer contained in this news release is not intended to be a full or detailed description of the terms or conditions of the tender offer. International Rectifier stockholders are urged to read the disclosure documents that have been or will be filed with the SEC, including the tender offer statement, regarding the tender offer because they contain important information. The disclosure documents (when they are available), and any other documents relating to the tender offer that are filed with the SEC, may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated or at the SEC’s website at www.sec.gov.